                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement    / / Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Condor Technology Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

         Condor Technology Solutions, Inc.
         ----------------------------------------------------
     (4) Date filed:

         August 12, 1998
         ----------------------------------------------------

Condor Technology Solutions, Inc. [CONDOR LOGO ]        Annapolis Office Plaza
                                                        170 Jennifer Road
                                                        Suite 325
                                                        Annapolis, MD 21401
                                                        Tel: 410-266-8700
                                                        Fax: 410-266-8400



                                                 August 13, 1998

Dear Stockholders:

         It is my pleasure to invite you to the 1998 Annual Meeting of Stockholders of Condor Technology Solutions, Inc. to be held on Thursday, September 24, 1998 at 10:00 a.m., Eastern Daylight Time, at the Loews Annapolis Hotel, 126 West Street, Annapolis, Maryland.

         At the meeting, we will report on important activities and accomplishments of the Company and review the Company's financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on your Company and its activities. You will also have an opportunity to meet your directors and other executives of the Company.

         The meeting will also be devoted to the election of two Class I directors, approval of an amendment to the 1997 Long-Term Incentive Plan, approval of an Employee Stock Purchase Plan, approval of PricewaterhouseCoopers LLP as the independent accountants for 1998, and consideration of other business matters properly brought before the meeting.

         Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. I therefore urge you to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

         I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                                   Very truly yours,

                                                   /s/ Kennard F. Hill
                                                   ----------------------------
                                                   Kennard F. Hill
                                                   Chairman of the Board
                                                    and Chief Executive Officer

                        Condor Technology Solutions, Inc.
                                170 Jennifer Road
                                    Suite 325
                            Annapolis, Maryland 21401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, SEPTEMBER 24, 1998

To our Stockholders:

         The Annual Meeting of Stockholders of Condor Technology Solutions, Inc. will be held on Thursday, September 24, 1998, at 10:00 a.m. EDT at the Loews Annapolis Hotel, 126 West Street, Annapolis, Maryland, for the

following purposes:

         1. To elect two Class I Directors, each for a term of three years and until their respective successors have been elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's 1997 Long-Term Incentive Plan to increase the number of shares of Common Stock authorized to be issued thereunder from 12% to 15% of outstanding shares;

         3. To consider and vote upon a proposal to adopt an Employee Stock Purchase Plan;

         4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1998; and

         5. To transact such other business as may properly come before the Meeting.

         Stockholders of record at 5:00 p.m. EDT on August 10, 1998, are entitled to receive notice of and to vote at the Meeting.

         You are cordially invited to attend the Meeting. Please carefully read the attached Proxy Statement for additional information regarding the matters to be considered and acted upon at the Meeting.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                                  John F. McCabe

                                                  /s/ John F. McCabe
                                                  ------------------------
                                                  Vice President, General
                                                   Counsel and Secretary

Annapolis, Maryland
August 13, 1998

                        Condor Technology Solutions, Inc.
                                170 Jennifer Road
                                    Suite 325
                            Annapolis, Maryland 21401

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Condor Technology Solutions, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, September 24, 1998, at 10:00 a.m. EDT, at the Loews Annapolis Hotel, 126 West Street, Annapolis, Maryland, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about August 13, 1998, to all holders of record of the Company's Common Stock as of 5:00 p.m. EDT on August 10, 1998. A copy of the Company's 1997 Annual Report to Stockholders accompanies this Proxy Statement.

         At the Meeting, Stockholders will elect two Class I directors, each to serve for a term of three years. Stockholders will also act upon proposals to amend the Company's 1997 Long-Term Incentive Plan, adopt an Employee Stock Purchase Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1998.

                        VOTING SECURITIES AND RECORD DATE

         The Board of Directors has fixed 5:00 p.m. EDT on August 10, 1998 as the record date (the "Record Date") for determination of Stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 11,198,908 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Eligible stockholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

         The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

         The proxy holders, Kennard F. Hill, Daniel J. Roche and John F. McCabe, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

         Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Amended and Restated By-Laws of the Company (the "By-Laws") provide that the Company's business shall be managed under the direction of a Board of Directors, with the number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed the number of directors which shall constitute the entire Board of Directors at eight.

         Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company's Board of Directors is divided into three classes:
Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and qualified. There are presently two directors in Class I and three directors in each of Class II and Class III.

         The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three year term. The term of the two Class I directors, Peter T. Garahan and
C. Lawrence Meador, will expire at the Meeting. The other six directors will remain in office for the remainder of their respective terms, as indicated below.

         Director candidates are nominated by the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

         Each of the nominees for election as a Class I director has consented to being named as a nominee for director of the Company and has agreed to serve if elected. In the event that either nominee should become unavailable or unable to serve as a director, the persons named as proxies on the Proxy Card will vote for the person(s) the Board of Directors recommends.

         Set forth below is certain information regarding each nominee for Class I director and each Class II and Class III director, whose term of office will continue after the Meeting.

Nominees for Class I Director

         Peter T. Garahan, 51, has been a director of the Company since the February 10, 1998 closing of the Company's initial public offering (the "Offering"). Mr. Garahan has been a principal of The Ryegate Group, a strategic and financing consulting firm, since January 1997. From March 1995 to December 1996, Mr. Garahan was Executive Vice President - Sales and Marketing of Mitchell International, an IT company servicing the automotive industry and a subsidiary of the Thomson Corporation, a major publishing and information company. From May 1992 through December 1996, Mr. Garahan was President of Mitchell Medical, formerly Medical Decision Systems, a software company specializing in automotive medical insurance claims analysis. Mr. Garahan received a bachelor of arts degree from the State University of New York at Stony Brook and a masters degree in business administration from Cornell University. Mr. Garahan serves on the board of directors of each of AmTeva Technologies, a voice services software company, and National Medical Advisory Service, a litigation consulting firm. Mr. Garahan is a veteran of the United States Navy.

         C. Lawrence Meador, 51, has been Vice Chairman of the Board of Directors of the Company and Chief Executive Officer of Management Support Technology Corp. ("MST") since the February 10, 1998 closing of the Offering. Mr. Meador is the founder and was the President of MST, one of the eight information technology service companies acquired in connection with Offering (the "Founding Companies"), from 1992 to 1998. From 1996 to 1998, Mr. Meador served, under an MST contract, as the Chief Information Officer of CIGNA Property and Casualty, an insurance company. All fees payable by CIGNA Property and Casualty in connection with Mr. Meador's services as the Chief Information Officer of CIGNA Property and Casualty are payable to MST. Mr. Meador has also been on the academic staff of the Massachusetts Institute of Technology for over 20 years, during which period he was a consultant to numerous international Fortune 1000 companies, governmental bodies and other organizations. Mr. Meador received a bachelor of science degree from the University of Texas and masters degrees in management and mechanical engineering from the Massachusetts Institute of Technology.

Incumbent Class II Directors -- To Continue in Office for Terms Expiring in 1999

         Dennis E. Logue, 54, has been a director of the Company since March 1998. Mr. Logue has held various faculty positions at the Amos Tuck School of Business Administration at Dartmouth College since 1974, including Professor of Management since July 1985 and Associate Dean from July 1989 to June 1993. From January 1994 to January 1995, Mr. Logue was the Economic Advisor to the Governor of New Hampshire. Prior to joining the faculty at the Amos Tuck School in 1974, Mr. Logue taught at Indiana University and worked at the U.S. Treasury as a senior research economist. In addition, Mr. Logue has been a visiting professor at the University of California at Berkeley, the University of Virginia and Georgetown University. Mr. Logue was a founder and has served on the board of directors of Ledyard National Bank since 1991. Mr. Logue is also a Trustee of Crossroads Academy and a Trustee of the Josiah Bartlett Center for Public Policy. Mr. Logue received a bachelor of arts degree in English and philosophy from Fordham University, a masters degree in business administration from Rutgers University and a Ph.D. in managerial economics from Cornell University.

         Edward J. Mathias, 56, has been a director of the Company since the February 10, 1998 closing of the Offering. Mr. Mathias has been a Managing Director of The Carlyle Group, a Washington, D.C.-based merchant bank, since January 1994. Prior to joining Carlyle, Mr. Mathias held various positions at
T. Rowe Price Associates, Inc., an investment management firm, from June 1971 to December 1993, serving most recently as a Managing Director. He received a masters degree in business administration from Harvard Business School and a bachelor of arts degree from the University of Pennsylvania. Mr. Mathias also serves on the board of directors of U.S. Office Products, Fortress Group, USA Floral Products, Inc., and Sirrom Capital.

         William E. Hummel, 35, has been a director of the Company since the February 10, 1998 closing of the Offering. Mr. Hummel has been President of Federal Computer Corporation ("Federal"), a Founding Company, since June 1994. From June 1984 to May 1994, Mr. Hummel was President of Federal Datatronics Division, Inc., a systems integration company servicing the federal government. Mr. Hummel received a bachelor of science degree in business administration from Drake University.

Incumbent Class III Directors -- To Continue in Office for Terms Expiring in
2000

         Kennard F. Hill, 57, has been Chief Executive Officer and a director of the Company since January 1997. He became Chairman of the Board of the Company on February 10, 1998 upon the closing of the Offering. Mr. Hill was Group President at I-NET, Inc., a network computing and systems integration services company, from September 1995 to December 1996. From June 1993 to June 1995, Mr. Hill was President and Chief Executive Officer of Insource Technology, Inc., an IT consulting firm. From June 1992 to June 1993, Mr. Hill was a private consultant on client/server acquisition strategy in the healthcare industry. From 1988 to July 1992, Mr. Hill was Chief Executive Officer of DataLine Inc., a data processing and IT firm. From 1968 to 1988, Mr. Hill was employed by Electronic Data Systems Corporation, a full-service IT provider ("EDS"). He served as President of General Motors-EDS for North America from 1985 to 1988. At EDS, Mr. Hill also served as chief of the Healthcare Division, having previously served as its Director of Sales. Mr. Hill also was an officer of EDS's Federal Corp. subsidiary and a director of its National Heritage Insurance Corp. subsidiary, which provides healthcare underwriting for lower-income policyholders. In December 1994, Mr. Hill filed a voluntary petition in bankruptcy in order to discharge indebtedness arising out of his divorce and several partnerships in which he was a limited partner. The bankruptcy was discharged in January 1996. Mr. Hill attended the University of Texas and served two tours of duty as a United States Army pilot in Vietnam.

         Ann Torre Grant, 40, has been a director of the Company since March 1998. Ms. Grant has been a strategic and financial consultant since December 1997. Ms. Grant was Executive Vice President and Chief Financial Officer of NHP, Incorporated ("NHP"), a multifamily property management company, from February 1995 until the sale of NHP in December 1997. From 1988 to February 1995, Ms. Grant held various corporate finance positions with US Airways, serving as Vice President and Treasurer from 1991 to 1995. From 1983 to 1988, Ms. Grant held various corporate finance positions with American Airlines. Since August 1997, Ms. Grant has been a director of SLM Holding Co. and its subsidiary, Sallie Mae; since September 1994, she has been a director of Franklin Mutual Series Funds. Ms. Grant received a bachelor in business administration from the University of Notre Dame and a masters in business administration from Cornell University.

         William M. Newport, 63, has been a director of the Company since the February 10, 1998 closing of the Offering. In addition, Mr. Newport has been a Director and Chairman of the Audit Committee of the Corporation for National Research Initiatives, a non-profit national information infrastructure research and development organization, since 1990. Mr. Newport has also been a Director of Ovum Holdings plc, a privately held London based communications and IT consulting firm, since January 1997 and a director of Authentix Network, Inc., a privately held company engaged in providing roaming fraud prevention services to the wireless telecommunications industry, since July 1996. Mr. Newport has been the Chairman of the Board of Ursus Telecom Corporation, a public international telecommunications service company, since April, 1998. Mr. Newport retired from Bell Atlantic Corporation in December, 1992 as Vice-President Strategic Planning and a member of the Office of the Chairman after 36 years in the telecommunications industry. Mr. Newport was the President and Chief Executive of AT&T's cellular subsidiary from 1981 to 1983 when he joined the newly formed Bell Atlantic Corporation. Mr. Newport received a bachelor of science degree in electrical engineering from Purdue University and a master of science degree in management from the Sloan School of Business at the Massachusetts Institute of Technology, which he attended as a Sloan Fellow.

Compensation of Directors

         Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives an annual retainer fee of $5,000. In addition, under the Company's 1997 Long-Term Incentive Plan, each person serving as a non-employee director at the commencement of the Offering was granted automatically an option to acquire

10,000 shares of Common Stock, and each person who subsequently becomes a non-employee director will be granted automatically an initial option to acquire 10,000 shares upon such person's initial election as a director. In addition, each such non-employee director will thereafter be granted, subject to certain exceptions, an annual option to acquire 5,000 shares at the first Meeting of the Board of Directors immediately following an annual meeting of the Company's stockholders at which such director is re-elected or remains a director. Each such option will have an exercise price equal to the fair market value per share of Common Stock on the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, in their capacity as directors.

         For consulting services rendered prior to becoming a director, Ann Torre Grant was paid $25,000 in February 1998.

Board of Directors' Meetings and Committees

         During 1997, the Board of Directors held one formal Board meeting and took action by unanimous written consent on a number of occasions. Each director of the Company attended the Board meeting and was party to each written consent.

         The Board of Directors has established an Audit Committee and a Compensation Committee, both of which are composed of non-employee directors. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants and consists of Ms. Grant (Chair) and Messrs. Newport and Logue. The Compensation Committee approves salaries and certain incentive compensation for all Corporation officers and any of its subsidiaries in excess of $175,000 and administers and grants options under the 1997 Long-Term Incentive Plan. The Compensation Committee consists of Messrs. Garahan and Mathias (Chair) and Ms. Grant.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of the Record Date by
(i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each named executive officer; and (iv) all executive officers and directors as a group. All persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.


NAME                                                    NUMBER                  PERCENT
----                                                    ------                  -------

Kennard F. Hill1                                        175,702                    1.6
C. Lawrence Meador                                      603,846                    5.4
Daniel J. Roche2                                        140,562                    1.3
William J. Caragol, Jr.3                                  8,785                     *
John F. McCabe4                                          20,000                     *
Peter T. Garahan5                                            --                     *
Ann Torre Grant5                                          4,000                     *
William E. Hummel6                                      115,385                    1.0
Dennis E. Logue5                                            200                     *
Edward J. Mathias3                                       26,355                     *
William M. Newport5                                       5,000                     *

All executive officers, directors and
  named directors as a group (11 persons)             1,099,635                    9.8

-----------------------------
*   less than 1.0%

(1) All of these shares are owned of record by the Hill-Craft Irrevocable Family Trust, of which Mr. Hill and his spouse, Shirley Craft, are trustees and share voting power and investment power with respect to such shares. Does not include 150,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

(2) Does not include 75,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

(3) Does not include 60,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

(4) Does not include 30,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

(5) Does not include 10,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

(6) Does not include 5,000 shares issuable in connection with options that are not exercisable within 60 days of the date hereof.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the compensation of the Company's President and Chief Executive Officer in 1997. No other executive officer's total salary and bonus exceeded $100,000 in 1997.

In addition, no executive officers were granted options in or prior to 1997.

Summary Compensation Table

NAME AND POSITION                             ANNUAL COMPENSATION
-----------------                             -------------------
                                               YEAR        SALARY
                                               ----        ------
Kennard F. Hill, Chairman of
 the Board & Chief Executive Officer           1997      $216,000

Employment Agreements; Covenants Not to Compete

         Effective January 2, 1998, the Company entered into an employment agreements with Mr. Hill providing for an annual base salary of $216,000 through the February 10, 1998 closing of the Offering and $300,000 thereafter. Mr. Hill also participates in the incentive bonus program established by the Company in the same manner as the other executives as described below. A trust, of which Mr. Hill is a trustee, acquired 174,652 shares of the Common Stock and Mr. Hill was granted options to purchase 150,000 shares of Common Stock, pursuant to his employment agreement. Mr. Hill's employment agreement has a three-year term with automatic renewals for successive one-year periods unless, within 30 days prior to the termination of any such period, either party shall have given written notice to the other party that the term shall not be so extended.

         Mr. Hill's employment agreement provides that, in the event of a termination of his employment by the Company without cause (other than upon the death or disability of the employee) or by the employee for good reason (including (i) a material breach by the Company of the compensation and benefits provisions set forth in the agreement; (ii) a material breach by the Company of any other term of the agreement; (iii) a notice of termination by Mr. Hill following a Change of Control of the Company, as defined in the agreement; or
(iv) a material diminution in his duties or responsibilities, as defined under the agreement, Mr. Hill shall be entitled to severance payments equal to his base salary as in effect immediately prior to such termination over the longer of the then-remaining term or 12 months (the "Severance Period"). In addition, under the foregoing circumstances, all options to purchase Common Stock issued to Mr. Hill shall become immediately vested and exercisable and, subject to the 1997 Long-Term Incentive Plan, shall remain exercisable during the Severance Period.

         In the event of his termination, Mr. Hill will also be entitled to continuing coverage under the group medical care, disability and life insurance benefit plans or arrangements in which he is participating at the time of termination, for the entire Severance Period, provided Mr. Hill does not have comparable substitute coverage from another employer. Mr. Hill's employment agreement contains a covenant-not-to-compete with the Company without the prior approval of the Board of Directors of the Company. The covenant-not-to-compete is in effect during the period of employment, as well as during the Severance Period, if applicable.

         The information set forth in the following Report shall not be deemed incorporated by reference into any existing or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporate by reference this Proxy Statement, except to the extent that the Company specifically incorporates such information by reference.

Report of the Compensation Committee of the Board of Directors on Executive

Compensation

         The Compensation Committee, subject to the approval of the Board of Directors, determines the amount and form of compensation and benefits payable to the Company's executive officers. The Compensation Committee currently consists of three members, none of whom is a current or former employee or officer of the Company.

         In general, the goals of the Compensation Committee are to enable the Company to (i) recruit, develop and retain highly motivated and qualified executive management; (ii) maximize financial performance, balancing appropriately the short and long term goals of the Company; and (iii) align the interests of Company management with those of its stockholders through the use of stock options and incentives tied to increases in stockholder value.

         The compensation of Company's executive officers for 1997 was established pursuant to employment agreements entered into prior to the Offering and the appointment of the Compensation Committee. Accordingly, the Compensation Committee did not determine the initial compensation arrangements of the executive officers for 1997.

         The Compensation Committee's philosophy in structuring a competitive executive compensation program is to provide for both variable incentive pay and base salary. The Committee anticipates that variable incentive compensation will become increasingly important as the Company matures and establishes baseline results. The Committee's evaluation of performance will focus on the results of the operational and financial integration of acquired companies, as well as on traditional stock price and earnings measures. Performance-based incentive pay will be available through the 1998 Annual Incentive Plan and the grant of equity-based compensation under the 1997 Long-Term Incentive Plan, both of which are discussed below.

         The Compensation Committee intends to review the compensation of the Chief Executive Officer and other officers annually based on a variety of factors, including individual performance, general levels of market salary increases and the Company's overall financial results. Base salaries for other executive officers will be set by the Chief Executive Officer, subject to review and approval by the Compensation Committee.

         On May 29, 1998 the Compensation Committee recommended, and the Board of Directors approved, an annual incentive plan (the "1998 Annual Incentive Plan"). The purpose of the 1998 Annual Incentive Plan is to provide senior management, as well as other key employees, with additional performance incentives in the form of an annual incentive bonus to be paid in recognition of meeting certain financial, operational and qualitative goals to be set on an annual basis. Incentive bonus levels will vary in accordance with individual and corporate performance, with senior executives and qualified employees eligible to receive a bonus of up to 100% of annual salary based on exceptional performance.

         Prior to the Offering, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"). The terms and administration of the Plan are described under "Proposal 2 -- Approval of Amendment to the 1997 Long-Term Incentive Plan." On May 6, 1998, the Compensation Committee recommended and the Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock that may be subject to options granted under the Plan to 15% of the shares of Common Stock outstanding from time to time. The Compensation Committee intends to make future grants under the Plan based on the achievement of individual and Company goals, as well as a subjective analysis of the executive's or key employee's contributions to the Company.

         Section 162(m) of the Internal Revenue code limits the deductibility of compensation in excess of $1.0 million paid to the Chief Executive Officer and the four most highly compensated officers of the company (other than the Chief Executive Officer) in any fiscal year, unless the compensation qualifies as "performance based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by the Company while simultaneously providing executive officers of the Company with appropriate and competitive compensation. The aggregate base salaries and bonuses of the Company's executive officers are not in the foreseeable future expected to exceed the $1.0 million limit, and options under the Company's Long-Term Incentive Plan are intended to qualify as performance-based compensation.

                                              Compensation Committee:

                                              Edward J. Mathias
                                              Ann Torre Grant
                                              Peter T. Garahan

Compensation Committee Interlocks and Insider Participation

         The Board of Directors has a Compensation Committee consisting of Edward J. Mathias (Chair), Peter T. Garahan and Ann Torre Grant. Except for Mr. Hill, the Company's Chairman and Chief Executive Officer, and C. Lawrence Meador, Vice Chairman of the Board of Directors, no other officer or employee participated in deliberations of the Board of Directors concerning executive officer compensation. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission ("SEC"). Reporting Persons are required to furnish the Company with copies of all forms that they file under Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, through the date of this Proxy Statement, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

Certain Transactions

         The Company was formed in August 1996. The Company was initially capitalized by SCM, LLC, a Virginia-based merchant banking firm known as "Commonwealth" ("Commonwealth"), of which J. Marshall Coleman, formerly the Chairman of the Board, is a member. In connection with the organization of the Company, members of Commonwealth acquired 1,204,223 shares of Common Stock in exchange for consulting, financial advisory and capital raising services provided by members of Commonwealth to the Company and the commitment of a member of Commonwealth to provide the funds necessary to effect the acquisition of the Founding Companies and the Offering. These shares were distributed to the members of Commonwealth, Mr. Coleman, James J. Martell, Jr. and Charles F. Smith, in November 1997. Commonwealth was reimbursed for the funds advanced by it to the Company, together with interest on such advances at the prime rate, in the aggregate amount of approximately $2,770,000. On May 29, 1998, the Company and Mr. Smith entered into a settlement agreement pursuant to which the Company agreed to reimburse Commonwealth for certain cash advances made by it on behalf of the Company to fund organizational costs, included in the foregoing amount; entered into a sublease agreement with Mr. Smith for premises located in Virginia previously occupied the Company; and the Company and Mr. Smith exchanged releases.

         Simultaneously with the February 10, 1998 closing of the Offering, Condor acquired by merger and in exchange for cash and shares of its Common Stock (the "Mergers") all of the issued and outstanding stock of the Founding Companies, at which time each Founding Company became a wholly owned subsidiary of the Company. The aggregate consideration paid by Condor in the Mergers consisted of (i) approximately $47.1 million in cash; (ii) 2,307,693 shares of Common Stock, for an aggregate value of approximately $30.0 million; and (iii) approximately $1.3 million of indebtedness of the Founding Companies assumed by the Company. In addition, options to purchase shares of common stock of one of the Founding Companies were cancelled in exchange for the grant of options to purchase an aggregate of 62,471 shares of Common Stock of the Company at the initial public offering price.

         The consideration paid for the Founding Companies was determined through arm's-length negotiations between Condor and the representatives of each Founding Company. The factors considered by the Company in determining the consideration paid included, among others, the historical operating results, the net worth, the amount and type of indebtedness and the future prospects of the Founding Companies. Each Founding Company was represented by independent counsel in the negotiation of the terms and conditions of the Mergers. Immediately prior to the Mergers, one of the Founding Companies repurchased certain shares held by a minority stockholder for $2.0 million and distributed $1.0 million to its stockholders and another Founding Company distributed $4.0 million to certain stockholders. Each of the stockholders of the Founding Companies has agreed not to compete with the Company through February 9, 2002.

         In connection with the Merger into the Company of Management Support Technology Corp., a Founding Company ("MST"), and as consideration for his interest in MST, Mr. Meador, who is an executive officer, director and holder of more than 5% of the outstanding shares of Common Stock of the Company, received 603,846 shares of Common Stock and approximately $9.8 million in cash. Additionally, pursuant to an earn-out arrangement in the purchase agreement, contingent consideration of up to $8,400,000 may be paid to MST, $2,520,000 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on MST's pre-tax income in 1998, 1999 and 2000. During 1997 MST paid approximately $77,000 in consulting fees to two companies that have directors in common with MST under arm's-length terms.

         In connection with the Merger of Federal into the Company, and as consideration for his interest in Federal Computer Corporation, a Founding Company ("Federal"), Mr. Hummel, who is a director of the Company, received 115,385 shares of Common Stock and approximately $1.5 million in cash. Additionally, pursuant to an earn-out arrangement in the purchase agreement, contingent consideration of up to $9,000,000 may be paid to Federal, $3,150,000 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on Federal's pre-tax income in 1998 and 1999.

                       PROPOSAL 2 -- APPROVAL OF AMENDMENT
                      TO THE 1997 LONG-TERM INCENTIVE PLAN

         In August 1998, the Board of Directors adopted a proposal to amend and restate the Company's 1997 Long-Term Incentive Plan (as amended and restated, the "Plan") by increasing the number of shares of Common Stock reserved for issuance under the Plan from 12% to 15% of the aggregate number of shares of Common Stock outstanding, minus the number of shares previously issued pursuant to awards granted under the Plan, subject to stockholder approval. Based on the number of outstanding shares of Common Stock as of the Record Date, an aggregate of 1,679,836 shares would be reserved for issuance under the Plan, representing an increase of 335,967 shares.

         The reason for the proposed increase in the number of shares of Common Stock reserved for awards is to ensure that sufficient shares are available to support the Company's efforts to attract and retain highly qualified executives and key employees. The Company also believes that the additional shares are needed to attract, retain and incentivize employees of IT service providers that the Company may acquire in the future pursuant to the Company's acquisition strategy.

         The description that follows is an overview of the material provisions of the Plan. The description, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder who wants to obtain a copy of the Plan may do so upon written request to the Corporate Secretary at the Company's executive offices in Annapolis, Maryland.

Purposes of the Plan

         The purpose of the Plan is to provide a means by which the Company can attract and retain executive officers, key employees, directors, consultants and other service providers and to compensate such persons in a way that provides additional incentives and enables such persons to increase their ownership interests in the Company.

Types of Awards under the Plan

         Individual awards under the Plan may take the form of one or more of:
(i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; (v) bonus shares and awards in lieu of Company obligations to pay cash compensation; and (vi) other awards the value of which is based in whole or in part upon the value of the Common Stock. To date, grants under the Plan have been exclusively non-qualified stock options.

Administration of the Plan

         The Plan is generally administered by a committee (the "Committee"), which initially has been the Compensation Committee of the Board, except that the Board will itself perform the Committee's functions under the Plan for purposes of grants of awards to non-employee directors, and may perform any other function of the Committee as well. The Committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions (if any), performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as determined by the Committee.

Shares Available under the Plan

         Currently, the maximum number of shares of Common Stock that may be subject to outstanding awards under the Plan at any time may not exceed 12% of the aggregate number of shares of Common Stock outstanding, minus the number of shares previously issued pursuant to awards granted under the Plan. The proposed amendment would increase the maximum to 15%.

Limitations on Awards

         The number of shares deliverable upon exercise of ISOs is limited to 1,000,000. The Plan also provides that no participant may be granted in any calendar year (i) options or SARs exercisable for more than 400,000 shares; or
(ii) other awards that may be settled by delivery of more than 200,000 shares, and limits payments under cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares as of the date of grant or the date of settlement of the award, whichever is greater.

Eligibility

         All employees and consultants to the Company or its subsidiaries, including officers, whether or not they are directors, are eligible to receive awards under the Plan. In addition, non-employee directors are eligible to receive awards under the Plan.

Awards to Non-Employee Directors

         In addition to authorizing grants of awards to any eligible person in the discretion of the Committee, the Plan authorizes automatic grants of NQSOs to non-employee directors. Under these provisions, each person serving as a non-employee director was granted an initial option to acquire 10,000 shares, and each person who subsequently becomes a non-employee director will be granted an initial option to acquire 10,000 shares upon such person's initial election as a director. In addition, these provisions authorize the automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders following the Offering unless that director was granted an initial option during the preceding three months. The number of shares to be subject to initial or annual options to be granted after the first annual meeting of stockholders following the Offering may be altered by the Board of Directors. These options will have an exercise price equal to the fair market value of Common Stock on the date of grant (in the case of options granted in connection with the Offering, the exercise price was the initial public offering price per share in the Offering), and the options will expire at the earlier of 10 years after the date of grant or one year after the date the participant ceases to serve as a director of the Company for any reason, and generally will become exercisable one year after the date of grant, except that an option may be forfeited upon a participant's termination of service as a director for reasons other than death or disability if the date of termination is less than 11 months after the date of grant.

Outstanding Awards

         In connection with the Offering, in addition to the options automatically granted to non-employee directors, options in the form of NQSOs to purchase a total of 285,000 shares of Common Stock of the Company were granted to executive officers of the Company as follows: 150,000 shares to Mr. Hill, 75,000 shares to Mr. Roche and 60,000 shares to Mr. Caragol. In June 1998, the Company awarded options for 30,000 shares to John F. McCabe, the Company's Vice President and General Counsel. Each of the foregoing options had an exercise price equal to the initial public offering price per share in the Offering or the fair market value of the Common Stock on the date of grant, as applicable, and will vest as to 33% each on the date that is 12 months, 24 months and 36 months after the date of closing of the Offering or the date of award, as applicable. Unvested options generally will be forfeited upon a participant's voluntary termination of employment. Upon a change of control of the Company (as defined), vesting will be accelerated. The options generally will expire on the earlier of 10 years after the date of grant or three months after termination of employment (immediately in the event of a termination for cause), unless otherwise determined by the Committee. To date, the only type of awards that have been granted under the Plan are NQSOs. As of the Record Date, options in the form of NQSOs to purchase 1,342,575 shares of Common Stock of the Company were outstanding under the Plan.

         Options to acquire shares of common stock of one of the Founding Companies were cancelled in exchange for the grant of options to purchase an aggregate of 62,471 shares of Common Stock at an exercise price equal to the initial public offering price per share. The other terms of such options are substantially the same as the terms of the options described in the preceding paragraph.

Tax Consequences

         The Company generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the Plan, except (i) no deduction is permitted in connection with ISOs if the participant holds the shares acquired upon exercise for the required holding periods; and
(ii) deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code, as amended (the "Code"). This limitation, however, should not apply to awards granted under the Plan during a grace period of approximately three years following the Offering, and should not apply to certain options, SARs and performance-based awards granted thereafter if the Company complies with certain requirements under Code Section 162(m).

Term of the Plan; Amendments

         The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The number of shares reserved or deliverable under the Plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

Amended Plan Benefits

         There have been no option grants made on the basis of the proposed 335,967 share increase to the Plan for which stockholder approval is sought under this Proposal 2. The selection of participants who will receive option grants under the Plan and the size and type of grants are to be determined by the Compensation Committee in its discretion. Such future grants are not presently determinable and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in the future, except that in connection with the Meeting each non-employee director of the Company will receive NQSOs for 5,000 shares pursuant to the automatic formula grant provisions of the Plan.

Vote Required

         The adoption of the Plan requires approval by a majority of votes cast at the meeting.

                            PROPOSAL 3 -- ADOPTION OF
                          EMPLOYEE STOCK PURCHASE PLAN

         In August 1998, the Board of Directors adopted an Employee Stock Purchase Plan (the "ESPP"), subject to stockholder approval. The description that follows is an overview of the material provisions of the ESPP. The description, however, does not purport to be a complete description of all the provisions of the ESPP, a copy of which may be obtained upon written request to the Corporate Secretary at the Company's executive offices in Annapolis, Maryland.

Purpose

         The purpose of the ESPP is to provide employees of the Company and its subsidiaries with the right to purchase Common Stock at a discount from the market price, through payroll deductions, thereby providing an incentive for continued employment and to further align the interests of the employees with those of the stockholders of the Company through stock ownership.

Administration

         The ESPP will be administered by the Compensation Committee. The interpretation and construction by the Compensation Committee will be, to the full extent permitted by law, final.

         In the event that insufficient shares are available under the ESPP for a full allocation of shares to all participants during a given Offering Period (as defined below), the Compensation Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner among the persons exercising options as shall be practicable and as it shall determine to be equitable.

Eligibility

         All employees of the Company or its subsidiaries are eligible to participate in the ESPP, except the following: (i) employees who are customarily employed for less than 20 hours per week; (ii) employees who own or hold options to purchase or who, as a result of participation in the ESPP, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company as determined pursuant to Section 424(d) of the Code; and (iii) employees whose right to purchase Common Stock under the ESPP accrues at a rate which exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time. As of July 28, 1998, there were approximately 890 employees eligible to participate in the ESPP.

Offering Periods and Enrollment

         Each Offering Period of Common Stock under the ESPP will be for a period of six (6) months. Offering Periods will commence on the first day of October and April of each year. The Compensation Committee may change the duration of Offering Periods without stockholder approval, subject to certain limitations set forth in the ESPP.

         Eligible employees may participate in any Offering Period by submitting a subscription agreement to the Company on or before the fourteenth day prior to the start of the Offering Period. Once enrolled, a participant automatically will participate in each succeeding Offering Period unless the participant withdraws from the Offering Period or the ESPP. Upon enrollment, a participant authorizes payroll deductions of up to ten percent (10%) of the participant's base salary or wages, bonuses and incentive compensation received during an Offering Period. After a participant sets the rate of payroll deductions for an Offering Period, the participant may increase or decrease the rate for any subsequent Offering Period, but may only change the rate for the current Offering Period during specified window periods. Purchases of shares will be made monthly, utilizing funds accumulated from payroll deductions, and shares shall be credited to participants' accounts.

Purchase of Stock

         The number of whole shares that a participant may purchase in any Offering Period will be determined by dividing the total amount of payroll deductions withheld from the participant during the Offering Period by the price per share determined as described below. The purchases will take place monthly. Shares will be acquired directly from the Company as newly issued shares. No fractional shares will be purchased and any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share will be retained for the subsequent Offering Period, subject to earlier withdrawal as allowed by the ESPP. Any other monies remaining in a participant's account after the Exercise Date will be returned to the participant.

         In no event may the participant purchase more than $25,000 worth of Common Stock in any calendar year.

Purchase Price

         The purchase price of shares purchased in any Offering Period will be 85% of the average of the high and low market prices as reported on Nasdaq National Market System on either (i) the first day of the Offering Period, or
(ii) the date of purchase, whichever is less.

Withdrawal

         A participant may withdraw from the ESPP or any Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to the participant's account will be paid to the participant after receipt of notice of withdrawal. After such a withdrawal, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant completes a new subscription agreement.

Termination of Employment

         If a participant's employment terminates for any reason (including death, disability or retirement) the participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to the participant's account during the Offering Period, but not yet used to exercise the option, will be returned to such participant, or in the case of the participant's death, to the persons entitled to receive such funds.

Recapitalization

         Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

         In the event of a merger or consolidation in which the Company is a surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

         In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock. Such adjustments to stock or securities of the Company shall be made by the Compensation Committee, whose determination shall be final.

Resale of Shares

         The Company intends to register the shares issuable under the ESPP on a Registration Statement on Form S-8. Participants who are affiliates of the Company may not resell under the Form S-8 Registration Statement any shares purchased under the ESPP. Such resales must either be described in a separate prospectus (or, in certain instances, registered in a separate registration statement) or be effected in accordance with Rule 144 or another available exemption under the Securities Act.

Amendment of the ESPP

         The Company, insofar as permitted by law, may at any time amend, suspend or discontinue the ESPP except that no revision or amendment may increase the number of shares of Common Stock which may be issued under the ESPP, materially increase the benefits accruing to participants under the ESPP or otherwise materially modify the requirements for eligibility without the approval of the stockholders of the Company.

Tax Consequences

         The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon purchase of shares thereunder. All tax consequences of purchasing shares under the ESPP are deferred until the participant sells or otherwise disposes of the shares or dies. The Company will be entitled to a deduction for federal income tax purposes to the extent that a participant recognizes ordinary income on a disqualifying disposition of the shares in the year of the disqualification, but not if a participant meets the holding requirements. The foregoing is intended to be a brief summary of the tax consequences of transactions under the ESPP based on federal tax laws in effect on the date hereof. As federal and state tax laws may change, the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

Plan Benefits

         If the ESPP is approved by stockholders, the initial Offering Period will commence on or about October 1, 1998. The number of shares that will be purchased by executive officers or employees cannot be determined at this time because the number of shares which may be purchased depends on the number of employees that elect to participate in the ESPP and the amount they wish to contribute towards the purchase of shares of Common Stock.

Vote Required

         The adoption of the ESPP requires approval by a majority of votes cast at the meeting.

                PROPOSAL 4 -- APPROVAL OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent accountants, as auditors of the Company to examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on December 31, 1998. PricewaterhouseCoopers LLP currently serves as the Company's independent accountants. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders must be received by the Company at the Company's executive office in Annapolis, Maryland and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before April 15, 1999. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) and the Company's By-laws, such proposal must be received by the Company on or prior to June 26, 1999. However, in the event that the date of the 1999 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 1998 Annual Meeting, proposals to be considered timely must be received on the later of the 90th day prior to the 1999 Annual Meeting or the 10th day following the public announcement of the meeting date.

                                 OTHER BUSINESS

         The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting, the proxy holders will vote on such matters according to their discretion.

         ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                         Please date, sign and mail your
                       proxy card back as soon as possible!



                          Annual Meeting of Stockholders
                        CONDOR TECHNOLOGY SOLUTIONS, INC.



                               September 24, 1998


                   Please Detach and Mail in the Envelope Provided

 A   / X /   Please mark your
             votes as in this
             example.

                  The Board of Directors recommends a vote FOR election of directors and FOR proposals 2, 3 and 4.

                  FOR ALL
               nominees listed
               at right (except   WITHHELD                                                                 FOR     AGAINST   ABSTAIN
                 as marked)       FOR ALL

1. Election of    /    /           /    /    Nominees:            2. Approval of the amendment to the     /    /    /    /    /    /
   Class I        /    /           /    /    Peter T. Garahan        1997 Long-Term Incentive Plan        /    /    /    /    /    /
   Directors for  /    /           /    /    C. Lawrence Meador                                           /    /    /    /    /    /
   a three-year
   term ending at the annual meeting in 2001.                     3. Approval of the adoption of the      /    /    /    /    /    /
                                                                     Employee Stock Purchase Plan         /    /    /    /    /    /
                                                                                                          /    /    /    /    /    /
To withhold authority to vote for any individual
nominee, write that nominee's name in the line below:             4. Approval of Appointment of           /    /    /    /    /    /
                                                                     Independent Accountants.             /    /    /    /    /    /
-----------------------------------------------------                                                     /    /    /    /    /    /

                                                                  The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                                                  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted
                                                                  FOR election of the two Class I directors and FOR proposals 2, 3 and 4.



SIGNATURE(S)                                                                            DATE
             -------------------------------------------------------------------------       -------------------------------------

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        CONDOR TECHNOLOGY SOLUTIONS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Kennard F. Hill, Daniel J. Roche and John F. McCabe (the "Proxy Committee") or any of them as proxies, with full power of substitution, to vote as directed all Shares of Condor Technology Solutions, Inc. the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of Condor Technology Solutions, Inc. to be held at the Loews Annapolis Hotel, 126 West Street, Annapolis, Maryland on September 24, 1998, at 10:00 a.m. This Proxy authorize(s) each of them to vote at his discretion on any other matter that may properly come before the Meeting or any adjournment thereof. If this card contains no specific voting instructions, my (our) Shares will be voted in accordance with the recommendation of the Board of Directors.

                 (Continued and to be signed on reverse side)